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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

MONTPELIER RE HOLDINGS LTD.
(Exact name of Registrant as specified in its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-31468 (Commission File Number)	98-0428969 (IRS Employer Identification No.)

Montpelier House
94 Pitts Bay Road
Pembroke HM 08
Bermuda
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (441) 296-5550
 Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Results of Operations and Financial Condition.

Item 7.01.    Regulation FD Disclosure.

        On May 2, 2011, Montpelier Re Holdings Ltd. (the "Company") distributed a preliminary prospectus supplement dated May 2, 2011 (the "Preliminary Prospectus Supplement") relating to Non-Cumulative Preferred Shares, Series A.

        The Company is hereby furnishing certain excerpts from the Preliminary Prospectus Supplement, which may contain material, non-public information, pursuant to Item 2.01 "Results of Operations and Financial Condition" and Item 7.01 "Regulation FD Disclosure," which information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This information is set forth in Exhibit 99.1, which is incorporated by reference into this Item 2.02 and Item 7.01.

        This Current Report on Form 8-K and the statements contained in Exhibit 99.1 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01    Financial Statements and Exhibits.

  (d)
  Exhibits.

Exhibit No.	Description of Exhibit
99.1	Excerpts from Preliminary Prospectus Supplement dated May 2, 2011

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Montpelier Re Holdings Ltd. (Registrant)

May 2, 2011 Date	By:	/s/ Jonathan B. Kim Name: Jonathan B. Kim Title: General Counsel and Secretary

 EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Excerpts from Preliminary Prospectus Supplement dated May 2, 2011

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  Item 2.01. Results of Operations and Financial Condition.
  Item 7.01. Regulation FD Disclosure.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX